            [MERDINGER, FRUCHTER, ROSEN & CORSO, P.C. LETTERHEAD]







                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Infotopia, Inc. on Form S-8 of our report dated July 9, 2000 appearing in the Current Report on Form 8-K/A filed on July 11, 2000 of Infotopia, Inc. for the nine month period ended March 31, 2000 and for the year ended June 30,1999.


                      /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          Certified Public Accountants


New York, New York
September 20, 2000